Exhibit 99.1

595 South Federal Highway, Suite 500, Boca Raton, FL 33432 • 561-208-7200

FOR IMMEDIATE RELEASE	SYMBOL:DEVC.OB
August 18th, 2008	TRADED:OTCBB

DEVCON INTERNATIONAL CORP. REPORTS

SECOND QUARTER 2008 FINANCIAL RESULTS

Boca Raton, FL August 18th, 2008- Devcon International Corp. (OTCBB: DEVC) today announced its second quarter financial results for the period ended June 30, 2008.

The Company reported revenues from continuing operations of $13.9 million for the second quarter of 2008, compared to revenues of $13.8 million for the same period last year. Net loss from continuing operations for the quarter ended June 30, 2008 was $(3.6) million or $(0.61) per fully diluted share, compared to a net loss from continuing operations of $(2.4) million, or ($0.39) per fully diluted share for the second quarter of 2007.

The $1.2 million increase in net loss from continuing operations for the quarter ended June 30, 2008 versus the quarter ended June 30, 2007 is primarily a result of the following factors:

-	A decrease in other income of $2.7 million related to the change in the fair value of the derivative instrument when performing a quarter over quarter comparison

-	The realized tax benefit of $0.4 million during the quarter ended June 30, 2007.

-	A net reduction in SG&A and depreciation and amortization of $1.8 million.

Revenues from continuing operations were $27.6 million for the six months ended June 30, 2008 compared to revenues of $28.0 million for the six months ended June 30, 2007. The Company reported a net loss from continuing operations for the six month period ended June 30, 2008 of $(8.3) million or $(1.40) per fully diluted share, compared to a net loss from continuing operations of $(8.6) million, or ($1.39) per fully diluted share for the first six months of 2007.

The $0.3 million decrease in net loss from continuing operations for the six months ended June 30, 2008 versus the six months ended June 30, 2007 primarily resulted from the following:

-	A decrease in revenue of $0.3 million resulting from the softening of the housing market which impacted our new construction division along with an increase in cost of sales of $0.3 million due to an increase in service related expenses.

-	A reduction in SG&A, as well as depreciation and amortization of approximately $2.9 million.

-	A realized tax benefit of $1.0 million for the six months ended June 30, 2007 compared to $3,000 of expense for the six months ended June 30, 2008.

-	A decrease in other income of $1.2 million related to the change in the fair value of the derivative instrument when performing a six month comparison.

Robert C. Farenhem, the Company’s President, stated: “We continue to focus on improving our efficiency and profitability after successfully integrating our back office systems. During the second quarter we have started to see these efforts reflected in our operating results.”

Management will host a conference call for investors on Tuesday, August 19, 2008 at 9:00AM EDT /6:00AM PDT. Parties interested in listening to the conference call should call 800-240-6709. International callers should dial 303-262-2140. A replay will be available for 30 days on the Company’s website http://www.devcon-security.com

About Devcon

Devcon International’s wholly-owned subsidiary, Devcon Security (http://www.devcon-security.com/), is a leading provider of installation, monitoring and related electronic security services, currently monitoring more than 140,000 commercial and residential sites in Florida, New York City and Staten Island. Since February, 2005, Devcon has made 3 significant acquisitions of full-service electronic security services companies with significant concentrations throughout Florida and the New York Metropolitan region. Currently, Devcon Security Services Corp. is the second largest security monitoring and alarm company in Florida and the eleventh largest in the U.S.

Forward-Looking Statements

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Item 1A – Risk Factors” in Devcon’s Annual Report on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

INVESTOR CONTACT

Marilynn Meek

Financial Relations Board

212-827-3773

mmeek@frbir.com

-Financial Tables Follow-

DEVCON INTERNATIONAL CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts shown in thousands except share and per share data)

	For the three months Ended June 30,
	2008	2007
Revenue	$13,901	$13,797
Cost of Sales	6,220	6,030

Gross profit	7,681	7,767
Operating expenses
Selling	892	1,141
General & administrative	4,176	5,490
Depreciation and amortization	4,171	4,387

Operating loss	(1,558)	(3,251)
Other income (expense)
Interest expense	(2,401)	(2,586)
Interest income	5	47
Change in fair value of derivative instrument	336	3,004

Loss from continuing operations before income taxes	(3,618)	(2,786)
Income tax (benefit) provision	—	(373)

Net loss from continuing operations	(3,618)	(2,413)
(Loss) from discontinued operations, net of income tax (benefit) expense of zero for the three months ended June 30, 2008 and 2007, respectively	(365)	(3,040)

Net loss	$(3,983)	$(5,453)
Preferred dividends	(1,074)	(1,146)
Accretion of Preferred Stock	(180)	(216)

Net loss available for common stockholders	$(5,237)	$(6,815)

Basic and diluted (loss) per share:
Continuing operations	$(0.61)	$(0.39)
Discontinued operations	$(0.06)	$(0.49)
Net loss	$(0.67)	$(0.88)
Net loss available for common stockholders	$(0.88)	$(1.09)

Weighted average number of shares outstanding:
Basic	5,949,278	6,227,746
Diluted	5,949,278	6,227,746

DEVCON INTERNATIONAL CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts shown in thousands except share and per share data)

	For the six months Ended June 30,
	2008	2007
Revenue	$27,617	$27,982
Cost of Sales	12,371	12,094

Gross profit	15,246	15,888
Operating expenses
Selling	2,127	2,482
General & administrative	8,875	10,941
Depreciation and amortization	8,336	8,885

Operating loss	(4,092)	(6,420)
Other income (expense)
Interest expense	(4,963)	(5,244)
Interest income	16	86
Change in fair value of derivative instrument	732	1,944

Loss from continuing operations before income taxes	(8,307)	(9,634)
Income tax (benefit) provision	3	(987)

Net loss from continuing operations	(8,310)	(8,647)
(Loss) from discontinued operations, net of income tax (benefit) expense of zero and $(48) for the six months ended June 30, 2008 and 2007, respectively	(1,627)	(3,688)

Net loss	$(9,937)	$(12,335)
Preferred dividends	(2,122)	(2,271)
Accretion of Preferred Stock	(360)	(421)

Net loss available for common stockholders	$(12,419)	$(15,027)

Basic and diluted (loss) per share:
Continuing operations	$(1.40)	$(1.39)
Discontinued operations	$(0.27)	$(0.59)
Net loss	$(1.67)	$(1.99)
Net loss available for common stockholders	$(2.09)	$(2.42)

Weighted average number of shares outstanding:
Basic	5,949,278	6,213,885
Diluted	5,949,278	6,213,885

DEVCON INTERNATIONAL CORP.

AND SUBSIDIARIES

Condensed Balance Sheet

(Amounts in thousands)

	June 30, 2008	December 31, 2007
Working capital	$(40,854)	$2,203
Total assets	$173,546	$179,785
Long term debt, excluding current portion	$95,520	$94,440
Stockholder’s equity	$(5,815)	$5,205